UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 21, 2017

ENLINK MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-36340	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2017, EnLink Midstream Partners, LP (the “Partnership”) issued 400,000 of its 6.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series C Preferred Units”), at a price to the public of $1,000 per unit, pursuant to the previously reported Underwriting Agreement, dated as of September 14, 2017, between the Partnership and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.  The Series C Preferred Units entitle their holders to certain rights that are senior to the rights of holders of common units representing limited partner interests in the Partnership (“Common Units”), such as rights to certain distributions and rights upon liquidation of the Partnership.

On September 21, 2017, in connection with the issuance of the Series C Preferred Units, EnLink Midstream Partners GP, LLC, the general partner of the Partnership (the “General Partner”), adopted the Ninth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to (i) establish the rights and obligations of the Series C Preferred Units in connection with the issuance of such units, (ii) delete certain provisions that were no longer applicable to the Partnership, and (iii) make other miscellaneous revisions.

The Series C Preferred Units rank senior to the Common Units and to any other class or series of the Partnership’s equity interests that may be established after the original issue date of the Series C Preferred Units (the “Original Issue Date”) and that are not expressly made senior to or on parity with the Series C Preferred Units as to the payment of distributions and amounts payable upon a liquidation event. The Series C Preferred Units rank junior to (i) the Partnership’s Series B Cumulative Convertible Preferred Units and (ii) any other class or series of the Partnership’s equity interests that may be established after the Original Issue Date and that are expressly made senior to the Series C Preferred Units to the payment of distributions and amounts payable upon a liquidation event (collectively, the “Senior Securities”).  The Series C Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership, as described below.

Distributions on the Series C Preferred Units are cumulative from the Original Issue Date and will be payable semi-annually in arrears on the 15th day of June and December of each year until December 15, 2022, and thereafter on the 15th day of March, June, September, and December of each year, in each case, when, as, and if declared by the General Partner.  The initial distribution on the Series C Preferred Units will be payable on December 15, 2017 in an amount equal to approximately $14.00 per Series C Preferred Unit.  Distributions on the Series C Preferred Units will be payable out of amounts legally available therefor from and including the Original Issue Date to, but not including, December 15, 2022 at a rate equal to 6.000% per annum of the $1,000 liquidation preference.  On and after December 15, 2022, distributions on the Series C Preferred Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.11%.

The Series C Preferred Units may be redeemed by the Partnership at its option (i) following the occurrence of certain ratings agency events, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $1,020 per Series C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared, or (ii) at any time on or after December 15, 2022, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $1,000 per Series C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.

Holders of Series C Preferred Units will generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the Partnership Agreement that would have a material adverse effect on the existing terms of the Series C Preferred Units, (ii) the creation or issuance of any securities on parity with the Series C Preferred

Units (including any additional Series C Preferred Units) if the cumulative distributions payable on then outstanding Series C Preferred Units are in arrears, and (iii) the creation or issuance of any Senior Securities (other than payments-in-kind on the Partnership’s Series B Cumulative Convertible Preferred Units).

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                                        Other Events.

The opinions of Baker Botts L.L.P. relating to the Series C Preferred Units are filed herewith as Exhibits 5.1 and 8.1 and are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Ninth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of September 21, 2017.
5.1	—	Opinion of Baker Botts L.L.P.
8.1	—	Opinion of Baker Botts L.L.P. as to certain tax matters.
23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM PARTNERS, LP

	By:	EnLink Midstream GP, LLC,
its General Partner

Date: September 21, 2017	By:	/s/ Michael J. Garberding
Michael J. Garberding
President and Chief Financial Officer